SECURITIES AND EXCHANGE COMISSION
                       ---------------------------------
                            WASHINGTON, D.C. 20549
                            ----------------------

                                 SCHEDULE 14A

                                 RULE 14A-101
                              ------------------

                           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                            FILED BY REGISTRANT /x/
                   FILED BY PARTY OTHER THAN REGISTRANT / /

                           CHECK THE APPROPRIATE BOX:
                       / / PRELIMINARY PROXY STATEMENT
                       /x/ DEFINITIVE PROXY STATEMENT
                       / / DEFINITIVE ADDITIONAL MATERIALS

        / / SOLICITING MATERIAL PURSUANT TO RULE 14-11 (C) OR RULE 14A-12

                                  CACHE INC.
                ----------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  CACHE INC.
                ----------------------------------------------
                 (NAME OF PERSON(S) FILING PROXY STATEMENT)

                          ------------------------

Payment of filing fee (Check the appropriate box):
 / / $125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6(i) (1) or 14a-6(j) (2)

 / / $500 per each party to the controversy pursuant of Exchange Act Rule
     14a-6(i) (3)

 / / Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11

     1. Title of each class of securities to which transaction applies:

     2. Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)

     4. Proposed maximum aggregate walue of transaction:
         (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

 / / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the form or schedule and the date of filing.

                           CACHE, INC.
                          1460 Broadway
                    New York, New York  10036
                         (212)575-3200



                                               September 20, 2000



Dear Shareholder:

         On behalf of the officers and directors of the Company, you are cordially invited to attend the Cache, Inc. Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, November 14, 2000, at our headquarters, 1460 Broadway, New York, New York, 15th Floor.

         The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the meeting, which includes proposals (i) to elect seven named nominees as directors and (ii) to ratify the appointment of Arthur Andersen LLP, certified public accountants, as Cache's auditors for the fiscal year ending December 30, 2000.

         The Board of Directors unanimously recommends that shareholders vote in favor of each proposal. We strongly encourage all shareholders to participate by voting their shares by Proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed Proxy as soon as possible. If you do attend the Annual Meeting, you may still vote in person.


                                         Sincerely,



                                     /s/ Andrew M. Saul
                                         ---------------------
                                         Andrew M. Saul
                                         Chairman of the Board

                           CACHE, INC.
                          1460 Broadway
                    New York, New York  10036
                         _______________

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD NOVEMBER 14, 2000
                         _______________


TO THE SHAREHOLDERS:

         The Annual Meeting of the Shareholders of Cache, Inc. will be held on Tuesday, November 14, 2000 at 10:00 a.m. local time, at our headquarters, 1460 Broadway, 15th Floor, New York, New York 10036, for the purpose of considering and acting upon the following proposals as set forth in the accompanying Proxy Statement:

              1. To elect seven named nominees as Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

              2. To ratify the appointment of Arthur Andersen LLP, certified public accountants, as auditors of the Company for the fiscal year ending December 30, 2000.

              3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders of record at the close of business on September 8, 2000 are entitled to notice of and to vote at the meeting or any adjournment thereof.

         Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed Proxy and return it promptly to the Company in the return envelope enclosed for your use, which requires no postage if mailed in the United States. You may revoke your Proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, by duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company, or by attending and voting at the Annual Meeting.

         You are cordially invited to attend.

                                By Order of the Board of Directors,



                                   /s/ Victor J. Coster
                                       -------------------
                                       VICTOR J. COSTER
                                       Secretary
September 20, 2000

                           CACHE, INC.
                          1460 Broadway
                    New York, New York  10036
                         _______________

                         PROXY STATEMENT
                         _______________

         Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of Proxy for such meeting solicited by the Board of Directors. The Board of Directors has fixed the close of business on September 8, 2000 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock present in person, or represented by proxy, will constitute a quorum at the meeting. This Proxy Statement and the enclosed Proxy are being sent to the shareholders of the Company on or about September 20, 2000.

         Only shareholders of record at the close of business on September 8, 2000 will be entitled to vote at the Annual Meeting. At the close of business on such record date the Company had outstanding 9,091,338 shares of Common Stock, par value $.01 per share ("Common Stock"). No other class of voting security of the Company is issued and outstanding. Each share of Common Stock entitles the holder to one vote. Shareholders do not have cumulative voting rights.

         As of February 29, 2000, Messrs. Andrew and Joseph Saul and certain Saul family trusts (sometimes collectively referred to herein as the "Sauls") owned of record an aggregate of 6,382,729 shares of Common Stock, representing approximately 70.21% of the outstanding shares of Common Stock. See "Principal Shareholders and Share Ownership by Management." The Sauls intend to vote their Common Stock in favor of Proposals 1 and 2 which assures the approval of such proposals.

         A Proxy that is properly submitted to the Company may be properly revoked at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy). With respect to Proposal 1, unless authority to vote for all Directors or any individual Director is withheld, all the shares represented by the Proxy will be voted for the election of Directors as set forth in the Proxy Statement. Where a shareholder has specified a vote for or against Proposal 2, such Proxy will be voted as specified; if no direction is given, all the shares represented by the Proxy will be voted in favor of the Proposal.

         Under SEC rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote "for," "against" or "abstain" on one or more of the proposals, or to withhold authority to vote for one or more of the Company's nominees for director. Florida law requires the presence of a quorum for the annual meeting, defined as a majority of the votes entitled to be cast at the meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes, which are defined in the third paragraph below, are not counted for quorum purposes.

         Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval: (1) the election of directors; and (2) the ratification of auditors. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting. In order to pass, the proposal to approve the ratification of the Company's auditors must be approved by a majority of the votes cast on such matter. Abstentions are not counted in determining the number of votes cast in connection with the selection of auditors.

         Brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and ratification of auditors. Under applicable law, a broker non-vote will have no effect on the outcome of the election of directors, or ratification of auditors.

         The cost of soliciting Proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Company's stock.

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY
SHAREHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS BUT INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FOR THE FISCAL YEAR ENDED JANUARY 1, 2000 AND/OR A COPY OF ANY OF THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q OR CURRENT REPORTS ON FORM 8-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO: VICTOR COSTER, SECRETARY, CACHE, INC., 1460 BROADWAY, NEW YORK, NEW YORK 10036.

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING,

          PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                        ELECTION OF DIRECTORS

                            (Proposal 1)

         The Board of Directors of the Company presently consists of the following seven members: Messrs. Andrew M. Saul, Joseph E. Saul, Roy C. Smith, Thomas E. Reinckens, Morton J. Schrader and Mark E.
Goldberg and Ms. Mae Soo Hoo, each of whom is a nominee for re-election.


         Unless authority to vote on the election of all Directors or any individual Director is specifically withheld by appropriate designation on the face of the Proxy, the persons named in the accompanying Proxy will nominate as Directors, and vote such Proxy for the election as Directors of, the persons named below. If elected, such persons will serve as Directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

         Management does not contemplate that any of the nominees for Director will be unable to serve, but if such a situation should arise, the persons named in the accompanying Proxy will nominate and vote for the election of such other person or persons as the Board of Directors may recommend.

                          NOMINEES FOR DIRECTORS
                                                                      Director
Name                      Age  Principal Occupation                    Since
------------------------  ---  -----------------------------          --------
Andrew M. Saul .........  53   Chairman of the Board and               1986
                               Partner, Saul Partners (1)
Roy C. Smith ...........  61   Executive Vice-President of             1993
                               the Company (2)
Thomas E. Reinckens ....  46   Executive Vice-President, Chief         1993
                               Financial Officer of the Company (3)
Mae Soo Hoo ............  45   Executive Vice President of             1995
                               the Company (4)
Joseph E. Saul .........  80   Partner, Saul Partners (5)              1986

Morton J. Schrader .....  68   Real Estate Broker,                     1989
                               Newmark & Company Real Estate, Inc.(6)
Mark E. Goldberg .......  43   Attorney in Private Practice (7)        1989
_________________________

(1) Mr. Saul, who became Chairman of the Board of Directors on February 27, 1993, has been a partner of Saul Partners, an investment partnership, since 1986. He is the son of Mr. Joseph
     E. Saul.

(2) Mr. Smith has served as an Executive Vice President of the Company since October 1990; from December 30, 1986 to October 1990, Mr. Smith was Vice President/Director of Store Operations of the Company.

(3) Mr. Reinckens has served as Vice President and Chief Financial Officer of the Company since November 30, 1989; from 1987 to November 1989, Mr. Reinckens served as the Company's Controller. He was appointed Executive Vice President on September 13, 1995.

(4) Ms. Soo Hoo has served as a Vice President of Merchandising since February 1987. She was appointed to the Board of Directors on September 13, 1995 and was also appointed Executive Vice
     President/General Merchandise Manager on that date.

(5) Mr. Saul has been a partner of Saul Partners, an investment partnership, since 1986. He is the father of Mr. Andrew M. Saul.

(6) Mr. Schrader was the President of Abe Schrader Corp., a manufacturer of women's apparel, from 1968 through March 1989. Since 1989, he has been active as a real estate broker for Newmark & Company Real Estate, Inc.

(7) Mr. Goldberg has been an attorney in private practice since 1985. Mr. Goldberg has provided legal assistance to the Company since 1988 and is expected to continue to do so in 2000.


          COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During the year ended January 1, 2000 ("Fiscal 1999"), the Board of Directors held seven meetings. Each Director attended all of such Board meetings. All non-employee Directors are compensated for their services to the Company by participation in the Company's group medical insurance program at an approximate cost to the Company of $11,500 per individual per year.

         The Board of Directors has an Audit Committee and a Compensation and Plan Administration Committee, but has no standing nominating committee. The Audit Committee of the Board of Directors, established in July 1989, currently consists of Messrs. Andrew Saul, Goldberg and Schrader. The Audit Committee met twice in Fiscal 1999. Each member of the Audit Committee attended such committee meetings.

         Duties of the Audit Committee include meeting with the independent accountants and certain personnel of the Company to discuss the planned scope of their examinations, the adequacy of internal controls and financial reporting; reviewing the results of the annual examination of the financial statements and periodic internal audit examinations; reviewing the services and fees of the Company's independent accountants; authorizing special investigations and studies; and performing any other duties or functions deemed appropriate by the Board of Directors.

         The Compensation and Plan Administration Committee was established in July 1991 as the Plan Administration Committee to administer the Company's stock option plans. In May 1993 it was renamed the Compensation and Plan Administration Committee and delegated additional authority to determine the remuneration arrangements for the three most senior executive officers and to review and approve the remuneration arrangements for the Company's other executive officers.
It currently consists of Messrs. Andrew M. Saul, Mark E. Goldberg and Morton J. Schrader. The Compensation and Plan Administration Committee met twice in Fiscal 1999. Each member of the Committee attended such Committee meetings.

                          EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the compensation for the past three years of the Chief Executive Officer and the Company's other four most highly compensated executive officers (collectively, the "Named Executive Officers").



                                            ANNUAL           LONG-TERM
                                         COMPENSATION       COMPENSATION
                                         ------------       ------------
                                                             SECURITIES           ALL OTHER
NAME AND                     FISCAL                          UNDERLYING          COMPENSATION
PRINCIPAL POSITION            YEAR         SALARY($)         OPTIONS(#)             ($)(1)
-------------------------    ------      ------------        -----------         ------------

ANDREW M. SAUL                1999             -
(CHAIRMAN)                    1998             -
                              1997             -

MAE SOO HOO                   1999          279,410                30,625          1,950
(EXECUTIVE VICE               1998          267,390                  -             1,906
PRESIDENT/DIRECTOR)           1997          255,852               103,750          1,874

ROY C. SMITH                  1999          273,558                  -             9,195
(EXECUTIVE VICE               1998          319,413                  -             8,887
PRESIDENT/DIRECTOR)           1997          250,000                97,500          8,611

THOMAS E. REINCKENS           1999          272,596                28,125          2,705
(EXECUTIVE VICE PRESIDENT,    1998          289,328                  -             2,513
CHIEF FINANCIAL               1997          230,000                75,000          2,441
OFFICER/DIRECTOR




(1) Included in the figures shown under this column for 1999 are the following insurance premiums paid by the Company with respect to term life insurance for the benefit of the executive officer and long-term disability insurance: $3,420 and $5,775, respectively, for Mr. Smith; $1,204 and $1,501, respectively, for Mr. Reinckens; $629 and $1,321, respectively, for Ms. Soo Hoo.

        Included in the figures shown under this column for 1998 are the following insurance premiums paid by the Company with respect to term life insurance for the benefit of the executive officer long-term disability insurance: $3,112 and $5,775, respectively, for Mr. Smith; $1,012 and $1,501, respectively, for Mr. Reinckens; and $585 and $1,321, respectively, for Ms. Soo Hoo.

        Included in the figures shown under this column for 1997 are the following insurance premiums paid by the Company with respect to term life insurance for the benefit of the executive officer and long-term disability insurance: $2,836 and $5,775, respectively, for Mr. Smith; $940 and $1,501, respectively, for Mr. Reinckens; and $553 and $1,321, respectively, for Ms. Soo Hoo.




                  AGGREGATED FISCAL YEAR-END STOCK OPTION VALUES


                     NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                     UNDERLYING UNEXERCISED       IN-THE-MONEY STOCK OPTIONS
                     STOCK OPTIONS AT FY-END(#)   AT FY-END ($) (1)
                     --------------------------   ---------------------------
NAME                 EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------  -----------  -------------   -----------   -------------

Mae Soo Hoo          158,344         26,031        $528,902         $55,316

Roy C. Smith         147,500           -           $497,656         $  -

Thomas E. Reinckens  129,218         23,907        $429,277         $50,801

_______________________


(1) In-the money Stock Options are those where the fair market value of the underlying stock exceed the exercise price of the Option. The amounts in this column represent the difference between the exercise price of the Stock Options and the closing price of the Company's Common Stock on December 31, 1999 (the last day of trading for Fiscal 1999) for all options held by each Named Executive Officer, whether vested or unvested. The closing price of the Company's Common Stock as reported on NASDAQ/NMS on December 31, 1999 was $6.50 per share.

               STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to stock options granted in Fiscal 1999 to each of the Named Executive Officers.

                                                                                 Potential
                                                                              Realizable Value
                                                                             At Assumed Annual
                                                                            Rates of Stock Price
                                                                              Appreciation for
                                       Individual Grants                      Option Term  (2)
                       ---------------------------------------------------  --------------------
   (a)                    (b)         (c)            (d)           (e)          (f)      (g)

                       Number of    % of Total
                       Securities     Options      Exercise
                       Underlying    Granted to     or Base
                        Options     Employees in     Price      Expiration
Name                   Granted(#)   Fiscal Year    ($)/share)      Date         5%($)    10%($)
-------------------    ----------   ------------   ----------   ----------     -------   ------

Mae Soo Hoo             30,625        17.63%        $4.375      01/20/09(1)     37,017    81,799
Thomas E. Reinckens     28,125        16.19%        $4.375      01/20/09(1)     33,996    75,121

(1) On January 20,1999, the Company granted 123,750 incentive stock options to executives and key employees under the Company's 1994 stock option plan. The options were granted at an exercise price of $4.375,(the closing price of the Common Stock on NASDAQ/NMS on January 20, 1999) per share, expiring on January 20,2009, subject to accelerated vesting at the maximum rate of up to 25%
      per year for the four years ended December 31, 1999, 2000, 2001 and 2002, to the extent the company's earnings plan was achieved, based on the following sliding scale:

                                                            Options Which
                                                             Will Become
      Percentage of Earnings                                 Exercisable
      ----------------------                                -------------
      Greater than or equal to 90% . . . . . . . . . . . . . . . 25%
      Greater than or equal to 75%, but less than 90% . . . . .  20%
      Greater than or equal to 60%, but less than 75% . . . . .  15%
      Less than 60% . . . . . . . . . . . . . . . . . . . . . .   0%

      These options also become immediately exercisable as of the effective date of a "change in control" (as defined in the 1994 Plan,)

(2) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate compounded annually, from the date of grant to the expiration date. These values are calculated on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, are dependent on the future market price of the Company's Common Stock.

Employment Contracts and Change-of-Control Provisions

     All of the options granted under the Company's 1994 Stock Option Plan contain a provision under which the option will become immediately exercisable (the "Accelerated Exercise") with respect to all shares subject to it as follows: (i) except as provided in clause (iii) below, immediately after the first date on which less than 25% of the outstanding Common Stock in the aggregate is beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) by Andrew M. Saul and Joseph E. Saul, members of their immediate families and one or more trusts established for the benefit of such individuals or members, (ii) immediately prior to the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation or otherwise), (iii) immediately prior to the expiration of any tender offer or exchange offer for shares of Common Stock of the Company, where: (x) all holders of Common Stock are entitled to participate, and (y) the Sauls have agreed (or have announced their intent) to sell such number of their shares of Common Stock as will result in the Sauls beneficially owning less than 25% of the outstanding shares of Common Stock in the aggregate, and (iv) immediately, if 20% or more of the directors elected by shareholders to the Board of Directors are persons who were not nominated by management in the most recent proxy statement of the Company. The Company is required to give appropriate notice so as to permit an optionee to take advantage of the foregoing provisions.


Compensation of Directors

     All non-employee Directors (Messrs. Andrew Saul, Joseph Saul, Mark Goldberg and Morton Schrader) are compensated for their services to the Company by participation in the Company's group medical insurance program at an approximate cost to the Company of $11,500 per individual per year.


Compensation Committee Interlocks and Insider Participation

    The Company's Compensation and Plan Administration Committee consists of Messrs. Andrew M. Saul, Mark E. Goldberg and Morton J. Schrader. Andrew M. Saul is also the Chairman of the Board of the Company.

     Mr. Goldberg is also an attorney in private practice. He has been retained by the Company to provide legal services since 1988 and is expected to provide further legal services in 2000. During the fiscal year ended January 1, 2000, Mr. Goldberg received $45,580 from the Company for legal services rendered during Fiscal 1999.

            COMPENSATION AND PLAN ADMINISTRATION COMMITTEE
                   REPORT ON EXECUTIVE COMPENSATION

General

     Executive compensation consists generally of two components - base salary and option awards, and sometimes a third component - a discretionary bonus award. The Compensation and Plan Administration Committee (the "Committee"), currently consisting of Messrs. Andrew M. Saul, Mark E. Goldberg and Morton J. Schrader, administers the Company's option plans pursuant to which option awards are granted, determines the remuneration arrangements for the three most senior executive officers and reviews and approves the remuneration arrangements for the other executive officers of the Company, which arrangements are determined by the Chairman, in accordance with parameters set by the Committee.

     This report of the Committee of the Board of Directors addresses the Company's compensation policies for Fiscal 1999 applicable to Cache's executives including the Named Executive Officers.


     The Committee's Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report on Executive Compensation by reference, and shall not otherwise be deemed filed under such Acts.


Philosophy

     The Cache executive compensation program is designed to attract and retain key executives. Its objectives are to reward executives who contribute to the success of the Company through individual and company performances. Specifically, compensation includes a competitive base salary program and long-term stock option awards. The Company will sometimes grant discretionary bonuses to certain key executive officers with respect to prior contributions as well as to serve as incentives to attract key executives into the Company's employ.


Base Salary

     The Company believes a competitive base salary is necessary to retain key management employees. Base salaries are determined based upon a review of an individual's experience and responsibilities, general industry practice and the competitive environment for each position. Annual salary adjustments are determined based upon an individual's performance, the Company's performance, general industry practice and any new duties or responsibilities assumed by the individual during the last year.

Long-Term Incentives

     The Company believes that employee equity ownership is highly motivating, provides a major incentive to employees in building stockholder value, and serves to align the interests of employees with stockholders. Options are based upon the relative position and responsibilities of each executive officer, historical and expected contributions of each officer to the Company, and previous option grants to such executive officers. Options are recommended with a goal to provide competitive equity compensation for executive officers compared to executive officers of similar rank in companies of the Company's industry, geographic location and size.

     Cache's stock option programs were designed by the Company as a long-term incentive program for key executives. The stock option programs have created an incentive for executives to maximize shareholder return, by linking long-term compensation with the valuation of the Company's Common Stock. The stock option plans typically have included initial grants which have vested from three to five years. Stock options granted under the 1994 Plan are required to have an exercise price at least equal to the fair market value of the Company's common stock at the date of grant. Among other factors considered by the Committee in determining who qualified for stock option grants under the 1993 Plan and 1994 Plan and the amount of such grants were an executive's business experience and his potential to contribute to the future success of the Company.


Other Compensation

     The Company provides certain other benefits, such as health insurance, to the executive officers that are generally available to Company employees. In addition, the Company provides its executives, including the Named Executive Officers, with term life insurance and additional long-term disability insurance, at the Company's cost.

     The foregoing report has been furnished by the Compensation and Plan Administration Committee consisting of Messrs. Andrew M. Saul, Morton J. Schrader and Mark E. Goldberg.

                   FIVE-YEAR PERFORMANCE COMPARISON

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on Common Stock with (i) the cumulative total return of the NASDAQ National Market Index (which tracks the aggregate performance of equity securities of companies traded on the NASDAQ National Market System ("NASDAQ/NMS")) and (ii) the cumulative total return of companies with the same four-digit standard industrial code (SIC) as the Company (SIC Code 5621, titled "Women's Clothing Stores"), over the period from January 1, 1995 to December 31, 1999. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

     The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



                                            FISCAL YEAR ENDING
                            --------------------------------------------------
COMPANY/INDEX/MARKET          1994    1995     1996     1997     1998     1999
                            ------  ------   ------   ------   ------   ------
Cache Inc.                  100.00   64.29    69.05    57.74    92.86   123.81
Women's Clothing Stores     100.00   80.58    95.44   114.67   134.11   177.63
NASDAQ Market Index         100.00  129.71   161.18   197.16   278.08   490.46




                       Assumes: $100 Invested on Jan. 1, 1995
                       Assumes: Dividend Reinvested
                       Fiscal Year Ending Dec. 31, 1999

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1990, Joseph Saul loaned the Company an aggregate of $1,750,000. All such loans bore interest at the rate of 8 1/2% per annum and matured on January 1, 1994. On December 14, 1993, Joseph Saul agreed to replace the promissory note with a new promissory note, having an interest rate of 7% per annum and a maturity date of January 31, 1997 (the "First Note"), which note was subordinated to the National Westminster Bank loan dated December 15, 1993. On August 26, 1996, Mr. Saul agreed to extend the maturity date of the note to January 31, 2000, due to the renewal of the Bank line of credit.

     In 1991, Joseph Saul made a loan to the Company of an additional $250,000, which loan bore interest at the rate of 7 1/2% per annum and was due on January 1, 1994. On December 14, 1993, Joseph Saul agreed to replace the promissory note with a new promissory note (together with the First Note, the "Notes"), which note was subordinated to the National Westminster Bank loan dated December 15, 1993. This note bore interest at the rate of 7% per annum and had a maturity date of January 31, 1997. On August 26, 1996, Mr. Saul agreed to extend the maturity date of the note to January 31, 2000, due to the renewal of the Bank line of credit.

     In August 1999, the Company amended its revolving credit facility with Fleet Bank, N.A. (Successor in interest to National Westminister Bank, New Jersey). In connection therewith, Fleet Bank, N.A. and the Company agreed that the Company could repay the Notes if the Company was in compliance with all of the financial covenants contained in the agreement. In December 1999, the Company repaid both Notes to Mr. Saul.

     On December 16, 1994, the Company loaned $170,000 to Roy Smith, Executive Vice President and a Director of the Company and $80,000 to Thomas E. Reinckens, Vice President, Chief Financial Officer and a Director of the Company, in each case for personal reasons. All such loans are with full recourse to the executive, payable on demand from the Company, secured by a pledge of shares of the Company's Common Stock owned by such executive and bear interest at a rate of 7% per annum. The balance as of February 29, 2000, and the highest balance during Fiscal 1999, for these loans were $170,000 and $80,000, respectively.

     See Also "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

     As of February 29, 2000, the Sauls beneficially owned in the aggregate 6,382,679 shares of the Company's outstanding Common Stock, representing approximately 70.21% of the Company's outstanding Common Stock. See "Principal Shareholders and Share Ownership by Management."

              PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP
                             BY MANAGEMENT

     The following table sets forth certain information as to the beneficial ownership of the Company's equity securities as of February 29, 2000 by
(i) each director or nominee of the Company, (ii) each Named Executive Officer, (iii) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the beneficial ownership for each person consists of the sole voting and sole investment power with respect to all shares beneficially owned by him. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.


                                                       Percentage of
                            Number of shares         Outstanding Shares
Person and Address          of Common Stock            of Common Stock
-----------------------     ----------------         ------------------

Andrew M. Saul
630 Fifth Avenue
New York, NY  10111 (1)         6,382,679                70.21%

Joseph E. Saul
630 Fifth Avenue
New York, NY  10111 (2)         6,382,679                70.21%

Norma G. Saul
630 Fifth Avenue
New York, NY  10111 (3)         6,382,679                70.21%

Trust f/b/o
Jennifer B. Saul
  pursuant to Trust
  Agreement dated
  March 28, 1995
630 Fifth Avenue
New York, NY  10111 (4)           756,314                 8.32%

Trust f/b/o
Kimberly E. Saul
  pursuant to Trust
  Agreement dated
  March 28, 1995
630 Fifth Avenue
New York, NY  10111 (4)           756,314                 8.32%

                                                       Percentage of
                             Number of shares         Outstanding Shares
Person and Address           of Common Stock           of Common Stock
-----------------------      ----------------         ------------------

Jane Saul Berkey
Cache, Inc.
1460 Broadway
New York, NY  10036 (5)           494,046                 5.43%

Roy C. Smith
Cache, Inc.
1460 Broadway
New York, NY  10036 (6)           232,500                 2.44%

Mae Soo Hoo
Cache, Inc.
1460 Broadway
New York, NY  10036 (7)           200,074                 2.10%

Thomas E. Reinckens
Cache, Inc.
1460 Broadway
New York, NY  10036 (8)           154,718                 1.62%

Mark E. Goldberg
225 Broadway
New York, NY  10067                12,775          Less than 1%

Morton J. Schrader
733 Park Avenue
New York, NY  10021                 5,000          Less than 1%

All Current
  Executive Officers
  and Directors as a
  Group (seven persons)         6,987,746                73.35%

_________________

(1) Represents shares beneficially owned by the group consisting of Andrew Saul, Joseph Saul, Norma
        Saul and the Trusts (defined below) according to a
        Schedule 13D, as amended, filed by the group with the Securities and Exchange Commission. Andrew M. Saul may be deemed to own beneficially 2,891,218 shares of Common Stock (31.8%), if all shares owned by him or issuable pursuant to rights owned by him are deemed outstanding (including the shares owned by the Trusts of which Andrew Saul is a trustee, and the shares owned by the A. Saul Foundation, of which Andrew Saul is a director, but excluding all shares issuable pursuant to rights held by persons other than Andrew Saul, the Trusts of which Andrew Saul is a trustee and the A. Saul Foundation), consisting of (i) 2,585,158 shares of Common Stock owned by Andrew Saul, (ii) 140,530 shares of Common Stock owned by the 85 J. Saul Trust of which Andrew Saul is a trustee, (iii) 140,530 shares of Common Stock owned by the 84 K. Saul Trust of which Andrew Saul is a trustee, and (iv) 25,000 shares of Common Stock owned by the A. Saul Foundation of which A. Saul is a director. Andrew Saul, his wife Denise, and Sidney Silberman comprise the Board of Directors of the A. Saul Foundation and Andrew Saul is its President. Andrew Saul, in his capacity as one of the trustees of the trusts referenced in (ii) and
        (iii) above, may be deemed to have shared voting power and disposition power over the shares of Common Stock owned by such trusts. Andrew Saul, in his capacity as one of the directors of the A. Saul Foundation, may be deemed to have shared voting power and disposition power over the shares held by such foundation. Andrew Saul disclaims beneficial ownership of the shares not directly owned or under rights owned by him.

(2) Represents shares beneficially owned by the group consisting of Andrew Saul, Joseph Saul, Norma
        Saul and the Trusts, according to a Schedule 13D, as amended, filed by the group with the Securities and Exchange Commission. Joseph E. Saul may be deemed to own beneficially 2,591,061 shares of Common Stock (28.5%), if all shares owned by him or issuable pursuant to rights owned by him are deemed outstanding (including the shares owned by the Trusts of which Joseph Saul is a trustee, and the shares owned by the J. Saul Foundation, of which Joseph Saul is a director, but excluding all shares issuable pursuant to rights held by persons other than Joseph Saul, the Trusts of which Joseph Saul is a trustee and the J. Saul Foundation), consisting of (i) 970,933 shares of Common Stock owned by Joseph Saul, (ii) 756,314 shares of Common Stock owned by the 85 J. Saul Trust of which Joseph Saul is a trustee, (iii) 756,314 shares of Common Stock owned by the 85 K. Saul Trust of which
        Joseph Saul is a trustee and (iv) 107,500 shares of Common Stock owned by the J. Saul Foundation of which J. Saul is a director. Joseph Saul, his wife Norma, and Sidney Silberman comprise the Board of Directors of the
        J. Saul Foundation and Joseph Saul is its President. Joseph Saul, in his capacity as one of the trustees of the trusts referenced in (ii) and (iii) above, may be deemed to have shared voting power and disposition power over the shares of Common Stock owned by such trusts. Joseph Saul, in his capacity as one of the directors of the J. Saul Foundation, may be deemed to have shared voting power and disposition power over the shares held by such foundation. Joseph Saul disclaims beneficial ownership of the shares not directly owned or under rights owned by him.

(3) Represents shares beneficially owned by the group consisting of Andrew Saul, Joseph Saul, Norma
        Saul and the Trusts, according to a Schedule 13D, as amended, filed by the group with the Securities and Exchange Commission. Norma Saul may be deemed to own beneficially 2,505,028 shares of Common Stock (27.6%), if all shares owned by her or issuable pursuant to rights owned by her are deemed outstanding (including the shares owned by the Trusts of which Norma Saul is a trustee and the shares owned by the J. Saul Foundation, of which Norma Saul is a director, but excluding all shares issuable pursuant to rights held by persons other than Norma Saul, the Trusts of which Norma Saul is a trustee and the J. Saul Foundation), consisting of (i) 884,900 shares of Common Stock owned by Norma Saul, (ii) 756,314 shares of Common Stock owned by the 85 J. Saul Trust of which Norma Saul is a trustee, (iii) 756,314 shares of Common Stock owned by the 85 K. Saul Trust of which Norma Saul is a trustee and (iv) 107,500 shares of Common Stock owned by the J. Saul Foundation of which Norma Saul is a director. Norma Saul, in her capacity as one of the trustees of the trusts referenced in (ii) and (iii) above, may be deemed to have shared voting power and disposition power over the shares of Common Stock owned by such trusts. Norma Saul, in her capacity as one of the directors of the J. Saul Foundation, may be deemed to have shared voting power and disposition power over the shares held by such foundation. Norma Saul disclaims beneficial ownership of the shares not directly owned or under rights owned by her.

(4) The trust f/b/o Jennifer B. Saul and the Trust f/b/o Kimberly E. Saul each own 756,314 shares of Common Stock, according to a Schedule 13D, as amended, filed with the Securities and Exchange Commission. Joseph E. Saul, his wife Norma Saul and Sidney J. Silberman, Esq., are trustees of such trusts.

(5) Represents shares beneficially owned by Jane Saul Berkey according to a Schedule 13D, as amended, filed by Ms. Berkey with the Securities and Exchange Commission. Jane Saul Berkey is the daughter of Mr. Joseph Saul and the sister of Mr. Andrew Saul.

(6) Consists of 85,000 shares of Common Stock and options to acquire 147,500 shares of Common Stock.

(7) Consists of 41,731 shares of Common Stock and options to acquire 158,344 shares of Common Stock.

(8) Consists of 25,500 shares of Common Stock and options to acquire 129,218 shares of Common Stock.

                  RATIFICATION OF THE APPOINTMENT OF
                    ARTHUR ANDERSEN LLP AS AUDITORS

                             (Proposal 2)

     Board of Directors has appointed the firm of Arthur Andersen LLP to examine the financial statements of the Company for the year ending December 30, 2000, subject to ratification by shareholders. Arthur Andersen LLP was employed by the Company as its independent auditors for Fiscal 1999. Shareholders are asked to ratify the action of the Board of Directors in making such appointment.

     Representatives of Arthur Andersen LLP will attend the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Board of Directors recommends a vote for ratification. The affirmative vote of a majority of the votes cast with respect to this proposal is required for the ratification of the appointment of auditors. The Sauls intend to vote shares of Common Stock they own in favor of Proposal 2 and the vote of such shares will be sufficient to obtain the required shareholder approval.

                            OTHER BUSINESS

     Management knows of no business to be brought before the meeting other than Proposals 1 and 2 in the Notice of Annual Meeting. If any other proposals come before the meeting, it is intended that the shares represented by Proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the Proxies.

     Financial statements of the Company, the Company's certified public accountants' report thereon and management's discussion and analysis of the Company's financial condition and results of operations are contained in the Company's 1999 Annual Report to Shareholders, a copy of which has been sent to each shareholder of record along with a copy of this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or a communication by means of which any solicitation is to be made.

                         SHAREHOLDER PROPOSALS

     Proposals by shareholders intended to be presented at the next Annual Meeting (to be held in 2001) must be received by the Company on or before May 22, 2001 in order to be included in the Proxy Statement and Proxy for that meeting. The mailing address of the Company for submission of any such proposal is given on the first page of the Proxy Statement.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE 2000 ANNUAL MEETING IN PERSON.






                            By Order of the Board of Directors,



                        /s/ Victor J. Coster
                            -----------------
                            VICTOR J. COSTER
                            Secretary

PROXY                                                                  PROXY


                                   CACHE, INC
                 ANNUAL MEETING OF SHAREHOLDERS NOVEMBER 14, 2000
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Andrew M. Saul and Thomas E. Reinckens, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Cache, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on November 14, 2000, and all adjournments thereof, with all the powers the undersigned would possess if personally present, and particularly, without limiting the generality of the foregoing, to vote and act as follows:

1. Election of seven directors of the Company.

   / / FOR all nominees listed below     / / WITHHOLD AUTHORITY to vote for all
       (except as marked to the              nominees listed below
        contrary below)

       Andrew M. Saul, Joseph E. Saul, Mae Soo Hoo, Roy C. Smith,
       Thomas E. Reinckens, Mark E. Goldberg, Morton J. Schrader.

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space below.)

   ------------------------------------------------------------------------

2. Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 30, 2000.

   / / FOR                  / / AGAINST                    / / ABSTAIN

                       CONTINUED AND TO BE SIGNED ON REVERSE

3. In their discretion, upon such other matters as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NAMED HEREIN AND "FOR"
ITEM 2.

                                  DATED_______________________, 2000
                                        (please fill in date)

                                  NOTE: Please sign as name appears.
                                        Joint owners should each sign.

                                  __________________________________
                                  Signature of Shareholder

                                  __________________________________
                                  Signature of Shareholder

                                  When signing as Attorney, Executor,
                                  Administrator, Trustee or Guardian, please give full title as such. If signer is a corporation, please sign with the full corporation name by duly authorized officer or officers.